                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13, OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: March 5, 1999
                        (Date of earliest event reported)

                         Commission File Number 1-14373

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                                       56-2084290
(State of Incorporation)                  (I.R.S. Employer Identification No.)


   200 PARK AVENUE, NEW YORK, NEW YORK                    10166
(Address of Principal Executive Officers)              (Zip Code)


                                 (212) 984-8000
              (Registrant's Telephone Number, Including Area Code)

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated March 5, 1999 and filed on March 18, 1999 as set forth in the pages attached hereto:


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired

             (i) Financial Statements for St. Quintin London Partnership Group
                 and St. Quintin Manchester Partnership for the year ended August 31, 1998, together with Independent Auditors Reports

         (b) Unaudited Pro Forma Condensed Consolidated Financial Statements

         (c) Exhibits - The following are furnished as exhibits to this report:

             Exhibit No.

             10.1 Agreement for the sale and Purchase of Shares in the
                    Capital of St. Quintin Holdings Limited, dated March 5, 1999, by and among the Vendors listed therein and Insignia Financial Group, Inc. *

             23.1 Consent of Independent Chartered Accountants

             99.1 Press release dated March 5, 1999. *



               * - Previously filed.

                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INSIGNIA FINANCIAL GROUP, INC.



                                            By:
                                               --------------------------------
                                                Adam B. Gilbert
                                                Executive Vice President







DATE: May 19, 1999

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED












                                   ST QUINTIN

                            LONDON PARTNERSHIP GROUP








                               REPORT AND ACCOUNTS

                       FOR THE YEAR ENDED 31ST AUGUST 1998












                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP


                                      INDEX

                                31ST AUGUST 1998

                                                                         Page No
                                                                         -------

Approval of Accounts                                                         1

Auditors Report                                                              2

Consolidated Profit and Loss Account                                         3

Division of Profit                                                           4

Balance Sheets                                                               5

Consolidated Cashflow Statement                                              6

Notes to the Accounts                                                        7

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

                              APPROVAL OF ACCOUNTS

                       FOR THE YEAR ENDED 31ST AUGUST 1998


We approve the attached Accounts on pages 3 to 23 :


M K STEPHENS                                 J R ARDLEY


M A MIKULIN                                  R W G EVANS


P BENJAMIN                                   K BRAMLEY


C J R TOLLAST                                M H BRODTMAN


J M H B KENT                                 M D SAMWORTH


P E GRANT                                    C P LACEY


G HALMAN                                     P J DAMESICK


P C M  BEARDWOOD


                                Date: 18 May 1999

                     ACCOUNTANTS' REPORT ON THE ACCOUNTS OF
                       ST QUINTIN LONDON PARTNERSHIP GROUP
                        FOR THE YEAR ENDED 31 AUGUST 1998


REPORT OF THE AUDITORS TO THE PARTNERS OF ST QUINTIN

We have audited the accounts of St Quintin which are set out on pages 3 to 23. The accounts have been prepared under the accounting policies set out on pages 7 and 8.

RESPECTIVE RESPONSIBILITIES

The partners are responsible for keeping the accounting records of the partnership and preparing partnership accounts on the basis set out in the partnership agreement.

It is our responsibility to report whether the 31 August 1998 accounts represent a true and fair view in accordance with the accounting policies stated and to list instances where the accounting policies are not in accordance with UK GAAP.

BASIS OF OPINION

We conducted our audit in accordance with Audit Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the partners in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of St Quintin consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements give a true and fair view of the state of the group's and the partnership's affairs as at 31 August 1998 and of the group's profit for the year then ended and, except for the omission of 31 August 1997 comparatives, have been properly prepared in accordance with the accounting policies stated and the partnership agreement


BDO STOY HAYWARD
Chartered Accountants
London



Date : 18 May 1999

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 31ST AUGUST 1998

                                       NOTE                  1998
                                       ----                  ----
                                                 (pound)          (pound)

TURNOVER                               2                            23,488,156


WORK IN PROGRESS                                                       265,493
                                                                   -----------

                                                                    23,753,649
LESS: EXPENDITURE
   Depreciation                                           191,120

   Other operating charges                             19,747,210
                                                      -----------
                                                                    19,938,330
                                                                   -----------

OPERATING PROFIT                       3                             3,815,319

Income from interest in associated                                     220,422
undertakings

Interest receivable                                       474,520

Interest payable                       4                   13,886
                                                           ------

                                                                       460,634
                                                                   -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE                                 4,496,375
TAXATION

Taxation                               5                               219,973
                                                                   -----------

PROFIT ON ORDINARY ACTIVITIES AFTER
TAXATION - TRANSFERRED TO DIVISION
OF PROFIT PAGE 4                                              (pound)4,276,402
                                                                   -----------

All amounts relate to continuing activities
All recognised gains and losses are included in the profit and loss account.
The notes on pages 7 to 23 form part of these financial statements
There are no material differences between the net profit reported above under UK GAAP to that which would be reported under US GAAP.

                    PREPARED FOR US SEC FILING PURPOSES ONLY


                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

             DIVISION OF PROFIT FOR THE YEAR ENDED 31ST AUGUST 1998

GROUP
                       ----------------------------------------------------------------------------
                         POINTS     INTEREST    SHARE OF      SHARE OF     REMAINDER OF     TOTAL
                                   ON CAPITAL    FIRST         SECOND         PROFIT
                                                TRANCHE       TRANCHE
                       ----------------------------------------------------------------------------
                                     (pound)    (pound)        (pound)        (pound)      (pound)
---------------------------------------------------------------------------------------------------
M K Stephens                 20       11,400     16,250         59,050         72,905      159,605
P C M Beardwood              70       11,400     16,250        206,678         76,501      310,829
M A Mikulin                  20       10,450     16,250         59,050         21,845      107,595
J R Ardley                  100       11,875     26,250        295,255        184,089      517,469
P Benjamin                   70       11,875     16,250        206,679         76,501      311,305
R W G Evans                  90       11,875     16,250        265,731        151,777      445,633
C J R Tollast                90       10,450     16,250        265,731        146,427      438,858
K Bramley                    60        7,838     16,250        177,154        102,967      304,209
J M H B Kent                 55        7,125     16,250        162,391        100,156      285,922
M K Brodtman                 90        7,125     16,250        265,731        162,473      451,579
P E Grant                    90        7,125     16,250        265,731         87,649      376,755
G Halman                     50        3,800          -        147,628        108,089      259,517
M D Samworth                 35        2,850     16,250        103,340         99,704      222,144
C P Lacey                    25          267     11,250         73,814         82,601      167,932
P J Damesick                 15          267      6,250         44,288         29,730       80,535
---------------------------------------------------------------------------------------------------
TOTAL                       880      115,722    222,500      2,598,251      1,503,414    4,439,887

Corporate
subsidiaries
profit/(loss) reserve
                                                                                          (428,978)
Work in progress
movement *
                                                                                           265,493
                                                                                          --------
                                                                                  (pound)4,276,402
---------------------------------------------------------------------------------------------------

* Work in progress has been accounted for in order to comply with SSAP 9. Work in progress movements are not distributed to the partners until they are realised.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                               LONDON PARTNERSHIP

                      BALANCE SHEET AS AT 31ST AUGUST 1998

                                    Note                GROUP                      PARTNERSHIP
                                    ----                1998                          1998
                                                        ----                          ----
                                                                               (pound)      (pound)
CAPITAL EMPLOYED
FIXED ASSETS                          6             655,053                            -
FIXED ASSET INVESTMENTS               7                  82                           82
INVESTMENTS IN SUBSIDIARY             8              16,250                       27,834
UNDERTAKINGS
INTEREST IN ASSOCIATED UNDERTAKING                    1,993                            -
                                               ------------                 ------------
                                                                   673,378                     27,916
CURRENT ASSETS
Work in progress                      9           1,126,314                    1,007,867
Debtors                              10          10,400,109                   15,531,153
Cash at bank and in hand                          7,640,942                    6,210,941
                                               ------------                 ------------
                                                 19,167,365                   22,749,961

CREDITORS: AMOUNTS FALLING DUE       11          12,483,123                   17,176,755
WITHIN ONE YEAR
                                               ------------                 ------------

NET CURRENT ASSETS                                               6,684,242                  5,573,206
                                                              ------------               ------------
                                                          (pound)7,357,620           (pound)5,601,122
                                                              ------------               ------------
FINANCED BY
PARTNERS' INTERESTS
Capital Accounts                     12           1,262,500                                 1,262,500
Distribution Accounts                13           4,851,377                                 3,238,622
                                               ------------                              ------------
                                                                 6,113,877                  4,501,122

OTHER AMOUNTS FALLING DUE AFTER      14                            143,743                          -
MORE THAN ONE YEAR

BANK LOAN - UNSECURED AND
REPAYABLE ON DEMAND                                              1,100,000                  1,100,000
                                                              ------------               ------------
                                                          (pound)7,357,620           (pound)5,601,122
                                                              ------------               ------------

The notes on pages 7 to 23 form part of these financial statements

There are no material differences between the partners' interests reported above under UK GAAP to that which would be reported under US GAAP.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

       CONSOLIDATED CASHFLOW STATEMENT FOR THE YEAR ENDED 31ST AUGUST 1998

                                                       NOTE                    GROUP
                                                                                      1998
                                                                             (pound)     (pound)

NET CASH INFLOW FROM OPERATING ACTIVITIES               20                   4,378,441

RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
   Interest received                                                           474,520
   Dividends received from associates                                          153,780
   Interest paid                                                               (13,886)
                                                                               -------
NET CASH INFLOW FROM RETURNS ON
 INVESTMENT AND SERVICING OF FINANCE                                                       614,414

TAXATION
   Tax paid                                                                   (228,586)
   Income tax paid on behalf of Partnership                                   (529,291)
                                                                               -------
                                                                                          (757,877)
CAPITAL EXPENDITURE
   Purchase of tangible fixed assets                                          (467,562)
   Sale of tangible fixed assets                                                 3,476
                                                                               -------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                                     (464,086)
                                                                                           -------

NET CASH INFLOW BEFORE FINANCING                                                         3,770,862

FINANCING
   Capital element of finance lease repayments
   repayments                                                                 (116,046)
   Partnership drawings in the year                                         (1,212,758)
   Repaid to former partners                                                  (356,941)
   Introduction of new capital                                                  50,000
                                                                               -------
                                                                                        (1,635,745)
                                                                                           -------

INCREASE IN CASH                                          21                             2,135,147

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

1.  ACCOUNTING POLICIES

         The accounts have been prepared under the historical cost convention and follow generally accepted accounting principles. The principal accounting policies are:-

         Basis of consolidation

         The group financial statements incorporate the results of St Quintin - London Partnership and its subsidiary undertakings using the acquisition method of accounting.

         Any goodwill arising on consolidation is written off directly against reserves.

         The results of the following associated and subsidiary undertakings have not been included in the group financial statements under the equity method of accounting as required by Financial Reporting Standard
         2. In the opinion of the partners the results are not considered to be material.

    Company                                                          %
                                                                Shareholding
         St Quintin Europe Limited                                   57
         St Quintin Portugal- Consultores de Investimentos Lda       20
         St Quintin Portugal -Mediacao de Imoveis Lda                20
         EAA Srl. (Liquidated September 1996)                        25

         Income

         Income is recognised on a fees rendered basis.

         Taxation on partnerships

         Taxation is provided for in full for each partner's share of partnership profits at the appropriate rate of Income Tax.

         Depreciation

    Tangible fixed assets are depreciated over their expected useful lives on the straight line basis using the following rates per annum.

         Short leasehold properties                            -20%
         Furniture, fixtures, fittings and equipment           -20%-33%
         Motor vehicles                                        -25%

                    PREPARED FOR US SEC FILING PURPOSES ONLY
                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

1.  ACCOUNTING POLICIES (Continued)

    Work in progress

    Work in progress is valued at the lower of cost and net realisable value. Cost comprises staff salary costs and direct expenses together with an appropriate proportion of overheads. Net realisable value is based on estimated selling price less further costs to completion.

    Deferred taxation

    Provision is made for deferred taxation, using the liability method, in respect of timing differences except where the tax is unlikely to become payable in the foreseeable future.

    Leased assets

    Assets purchased under finance leases have been capitalised and are depreciated in accordance with the group's depreciation policy. The capital element of future payments is included in the balance sheet as obligations under finance leases. Interest is charged over the period of the lease on a reducing balance basis. The rental costs payable under operating leases are charged against profits on a straight line basis over the period of the lease.

    VALUATION OF INVESTMENT

    Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

8   PENSION COSTS

    The group operates two pension schemes, a defined benefit scheme and a defined contribution scheme. Contributions to the defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of providing pensions over employees' working lives with the group. Any difference between pension costs charged and amounts funded are shown either as a pension provision or as a prepayment as appropriate.

    Contributions to the defined contributions scheme are charged to the profit and loss account as they become payable in accordance with the scheme rules.

9   CASH FLOW STATEMENT

    The Partnership has taken advantage of the exemption permitted under FRS 1 not to produce a cash flow statement as a consolidated cash flow statement is contained in these financial statements

PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

2    ANALYSIS OF GROUP TURNOVER

                                                                                            1998
                                                                                          (pound)
       Class of business

          Fee income from partnerships                                                  18,978,184
          Management services                                                            4,043,530
          Insurance agency                                                                  48,834
          Surveying services                                                               417,608
                                                                                       -----------

                                                                                        23,488,156
                                                                                       ===========
       Geographical area

          United Kingdom                                                                23,070,548
          Channel Islands and Isle of Man                                                  417,608
                                                                                       -----------

                                                                                        23,488,156
                                                                                       ===========

3     Group  operating profit
                                                                                            1998
                                                                                          (pound)

       The group operating profit is stated after charging:

          Auditors' remuneration
          - audit services                                                                  69,678
          - non audit services                                                              26,977
          Operating lease rentals:
          - plant and machinery                                                            375,055
          - land and buildings                                                           2,083,975
          Depreciation of tangible fixed assets:
          - owned assets                                                                   152,907
          - assets purchased under finance leases                                           38,213
                                                                                       ===========

     Operating (loss)/profit includes profit on the sale of fixed assets of (pound)3,476 (1997 - (pound)4,833), loss on the disposal of investments of (pound)Nil (1997 - (pound)137,961) and loans written off of (pound)Nil (1997 - (pound)188,622).

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

                                                                                            1998
4    INTEREST PAYABLE                                                                     (pound)

       Finance lease charges                                                                13,396
       Other interest                                                                          490
                                                                                           -------

                                                                                            13,886
                                                                                           -------

5    TAXATION

       UK corporation tax based on profits on ordinary
        activities for the year                                                             54,052
       Overprovision in respect of prior years                                              (2,685)
       Income tax in respect of subsidiary undertakings incorporated in the
        Isle of Man and Channel Islands                                                    103,203
       Interest in tax charge of associated undertakings                                    65,403
                                                                                           -------

                                                                                           219,973
                                                                                           =======

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998
                                   (continued)

6    TANGIBLE ASSETS

                                                                FURNITURE,
                                                     SHORT      FIXTURES,
                                                   LEASEHOLD   FITTINGS AND     MOTOR
       GROUP                                       PROPERTIES    EQUIPMENT     VEHICLES    TOTAL
                                                     (pound)     (pound)       (pound)    (pound)
       Cost
          At 1 September 1997                      1,743,157    4,039,130       25,013   5,807,300
          Additions                                   37,434      468,341            -     505,775
          Disposals                                        -            -       (5,500)     (5,500)
                                                    --------     --------      -------    --------

          At 31 August 1998                        1,780,591    4,507,471       19,513   6,307,575
                                                    --------     --------      -------    --------
       Depreciation
          At 1 September 1997                      1,740,305    3,705,386       21,211   5,466,902
          Charge for the year                            475      189,653          992     191,120
          Disposals                                        -            -       (5,500)     (5,500)
                                                    --------     --------      -------    --------

          At 31 August 1998                        1,740,780    3,895,039       16,703   5,652,522
                                                    --------     --------      -------    --------

       Net book value
          At 31 August 1998                           39,811      612,432        2,810     655,053
                                                    ========     ========      =======    ========

          At 31 August 1997                            2,852      333,744        3,802     340,398
                                                    ========     ========      =======    ========

         The net book value of fixed assets held by the group is(pound)131,713 (1997 -(pound)173,632) in respect of assets held under finance leases.

7        FIXED ASSET INVESTMENTS

                                                                                               1998
                                                                                               Cost
                                                                                              (pound)
         Estates and General Investments p.l.c.-
         500 Ordinary Shares of 20p each
         (Market value(pound)930)                                                               72

         Investment Property Databank - Shares                                                  10

                                                                                                82

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

8        INVESTMENTS IN SUBSIDIARY UNDERTAKINGS

                                                                                               1998
                                                                                               Cost
                                                                                              (pound)
         St Quintin (Management Services) Limited -
         1,000 Ordinary Shares at(pound)1 each *                                               1,000

         St Quintin - Leeds Partnership Capital                                                  250


         St Quintin Property Finance Limited -
         10,000 Ordinary Shares of(pound)1 each                                               10,000

         St Quintin Europe Limited -
         16,250 Ordinary Shares of(pound)1 each                                               16,250


         Reith Lambert Ltd -
         334 Ordinary Shares of(pound)1 each                                                     334


                                                                                       (pound)27,834

Note: Subsequent to the date of these accounts St Quintin Europe Ltd has been put into liquidation and the shares are regarded as worthless. The cost will be written off in the next accounting period.

o THE SUBSIDIARY UNDERTAKINGS OF ST QUINTIN (MANAGEMENT SERVICES) LIMITED ARE AS FOLLOW:
o

                                      PrincipalCountry of  Shareholding                  Name
activity registration                 Class of share             %
       St Quintin (an unlimited       Insurance agency        England        Ordinary               100
        Company)
       St Quintin Facility Managers   Provision of staff      England        Ordinary               100
        Limited                       to manage
                                      Property
       St Quintin Channel Islands     Surveying               Jersey         Ordinary               100
        Limited                       services

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

8        INVESTMENTS IN SUBSIDIARY UNDERTAKINGS (Continued)

                                    PrincipalCountry of  Shareholding                  Name
activity registration               Class of share             %
       Subsidiary undertakings of
        St Quintin Channel Islands
        Limited:

       St Quintin Jersey Limited       Surveying           Jersey         Ordinary     100
                                       Services
       St Quintin Investments Inc      Dormant             USA            Ordinary               100
       St Quintin Holdings Inc         Dormant             USA            Ordinary               100

       Subsidiary undertaking of
        St Quintin Jersey Limited

       St Quintin Isle of Man          Surveying           Isle of Man    Ordinary               100
        Limited                        services

       Associated undertakings of
        St Quintin Jersey Limited

       St Quintin Portugal -           Surveying           Portugal       Ordinary                20
        Consultores de Investimentos   services
        Lda.
       St Quintin Portugal -           Surveying           Portugal       Ordinary                20
        Mediacao de Imoveis Lda.       Services
       EAA Srl.                        Surveying           Italy          Ordinary                25
                                       Services

9    WORK IN PROGRESS
                                                                          GROUP         PARTNERSHIP
                                                                          1998             1998
                                                                         (pound)
(POUND)

       Work in progress                                                1,126,314         1,007,867

                         PREPARED FOR US SEC FILING ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

10   DEBTORS

                                                                         GROUP          PARTNERSHIP
                                                                         1998              1998
                                                                       (pound)           (pound)

       Trade debtors                                                   3,163,888         2,537,735
       Amounts owed by subsidiary undertakings                                 -        12,673,160
       Other debtors                                                   6,187,782           142,806
       Prepayments & accrued income                                    1,048,439           177,452
                                                                      ----------        ----------
                                                                      10,400,109        15,531,153
                                                                      ==========        ==========

11      CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                          GROUP         PARTNERSHIP
                                                                          1998             1998
                                                                         (pound)          (pound)

       Trade creditors                                                   456,475                 -
       Amounts owed by subsidiary undertakings                                 -         8,648,897
       Corporation tax                                                   178,738                 -
       Income tax (see note 12)                                        2,181,254         1,956,832
       Other taxes and social security                                   746,996                 -
       Other creditors                                                 6,311,715         6,142,154
       Due to former partners                                            246,241           116,131
       Accruals                                                        2,293,673           312,741
       Obligations under finance leases                                   68,031                 -
                                                                      ----------        ----------
                                                                      12,483,123        17,176,755
                                                                      ==========        ==========

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

12      INCOME TAX

        The profits for this year will form the basis of the self-assessment for 1997/98. The provision made against these profits has been charged to Partners' Distribution Accounts as follows:

        -------------------------------------------------------------
                                     GROUP PROVSION     PARTNERSHIP
                                                         PROVISION
                                             (pound)          (pound)
        M K Stephens                          63,841           60,725
        P C M Beardwood                      124,331          113,428
        M A Mikulin                           43,038           39,923
        J R Ardley                           206,988          188,300
        P Benjamin                           124,522          113,619
        R W G Evans                          178,253          162,012
        C J R Tollast                        175,543          159,525
        K Bramley                            121,683          104,282
        J M H B Kent                         114,369          104,136
        M H Brodtman                         180,632          163,946
        P E Grant                            150,702          137,128
        G Halman                             103,807           93,796
        M D Samworth                          88,858           80,850
        C P Lacey                             67,173           60,949
        P J Damesick                          32,214           29,323
                                          ----------       ----------
                                           1,775,954        1,611,942

         Less: tax withheld                   38,911           38,911
               from
               dividend
                                          ----------       ----------
                                           1,737,043        1,573,031

        Balance earlier years                444,211          383,801
                                          ----------       ----------

        CURRENT TAXATION            (pound)2,181,254 (pound)1,956,832
        -------------------------------------------------------------

        The income tax provided for 1998-99 is that due on the profits for the year ended 31 August 1998 - current year basis. Whilst the liability attaches to the individual partners, and is not a joint and several liability of all of them, the total sum has been deducted from the respective shares of profit in accordance with Clause 11 (7) of the Partnership Deed, and the liability will be paid by the firm.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

13      CAPITAL ACCOUNTS

        (a)

      -------------------------------------------------------------------------
                                 BALANCE AT      INTRODUCED          BALANCE AT
                                   1.9.97        DURING THE           31.8.98
                                                    YEAR
                                   (pound)         (pound)            (pound)
      M K Stephens                 120,000                            120,000
      P C M Beardwood              120,000                            120,000
      M A Mikulin                  110,000                            110,000
      J R Ardley                   125,000                            125,000
      P Benjamin                   125,000                            125,000
      R W G Evans                  125,000                            125,000
      C J R Tollast                110,000                            110,000
      K Bramley                     82,500                             82,500
      J M H B Kent                  75,000                             75,000
      M H Brodtman                  75,000                             75,000
      P E Grant                     75,000                             75,000
      G Halman                      40,000                             40,000
      M D Samworth                  30,000                             30,000
      C P Lacey                          -           25,000            25,000
      P J Damesick                       -           25,000            25,000
                                 ---------           ------         ---------
                                 1,212,500           50,000         1,262,500
      -----------------------------------------------------------------------

        (b)

        The Partners are entitled to interest at 9.5% per annum (2% over the base rate at 31st August 1998) on capital standing to their credit at 31st August 1997, together with apportioned interest on any capital introduced during the year.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                               LONDON PARTNERSHIP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

14      DISTRIBUTION ACCOUNTS

        a. Current Partners

                        SUMMARY OF PARTNERS DISTRIBUTION

                       -----------------------------------------------------------------
        GROUP            BALANCE     SHARE OF    INCOME TAX     DRAWINGS      BALANCE
                         1.9.97       PROFIT       1997/98                    31.8.98
                       -----------------------------------------------------------------
                          (pound)       (pound)      (pound)       (pound)      (pound)
----------------------------------------------------------------------------------------
M K Stephens                99,720      159,605       63,841        97,446       98,038
P C M Beardwood            134,217      310,829      124,331       123,456      197,259
M A Mikulin                 93,358      107,595       43,038        80,884       77,031
J R Ardley                 146,938      517,469      206,988       170,710      286,709
P Benjamin                 112,045      311,305      124,522       102,746      196,082
R W G Evans                125,003      445,633      178,253       123,483      268,900
C J R Tollast               98,468      438,858      175,543       101,552      260,231
K Bramley                   66,796      304,209      121,683        65,654      183,668
J M H B Kent                39,571      285,922      114,369        53,020      158,104
M H Brodtman                83,355      451,579      180,632       100,166      254,136
P E Grant                   69,625      376,755      150,702        86,806      208,872
G Halman                    43,424      259,517      103,807        49,851      149,283
M D Samworth                 8,063      222,144       88,858        38,416      102,933
C P Lacey                        -      167,932       67,173        12,284       88,475
P J Damesick                     -       80,535       32,214         6,284       42,037
----------------------------------------------------------------------------------------
                         1,120,583    4,439,887    1,775,954     1,212,758    2,571,758

Corporate                1,582,283    (428,978)                               1,153,305
subsidiaries
profit/loss) reserve

  Work in progress*                                                           1,126,314

                                                                              4,851,377
----------------------------------------------------------------------------------------

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

14      DISTRIBUTION ACCOUNTS (CONTINUED)

        a. Current Partners

                       -----------------------------------------------------------------
     PARTNERSHIP         BALANCE     SHARE OF    INCOME TAX     DRAWINGS      BALANCE
                         1.9.97       PROFIT       1997/98                    31.8.98
                       -----------------------------------------------------------------
                           (pound)      (pound)      (pound)       (pound)      (pound)
----------------------------------------------------------------------------------------
M K Stephens                67,750      151,814       60,725        82,328       76,511
P C M Beardwood            102,079      283,571      113,428       106,630      165,592
M A Mikulin                 68,197       99,808       39,923        68,772       59,310
J R Ardley                 109,295      470,749      188,300       146,235      245,509
P Benjamin                  82,317      284,047      113,619        85,666      167,079
R W G Evans                 93,001      405,031      162,012       104,129      231,891
C J R Tollast               73,695      398,812      159,525        84,556      228,426
K Bramley                   45,040      260,706      104,282        42,975      158,489
J M H B Kent                23,112      260,340      104,136        41,636      137,680
M H Brodtman                65,887      409,865      163,946        83,573      228,233
P E Grant                   53,131      342,821      137,128        71,187      187,637
G Halman                    35,803      234,489       93,796        41,064      135,432
M D Samworth                 4,380      202,124       80,850        33,527       92,127
C P Lacey                        -      152,372       60,949        12,284       79,139
P J Damesick                     -       73,307       29,323         6,284       37,700
----------------------------------------------------------------------------------------
                           823,687    4,029,856    1,611,942     1,010,846    2,230,755

  Work in progress*                                                           1,007,867

                                                                              3,238,622
----------------------------------------------------------------------------------------

* Work in progress has been accounted for in order to comply with SSAP 9. Work in progress movements are not distributed to the partners until they are realised.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

14      DISTRIBUTION ACCOUNTS (CONTINUED)

b.      FORMER PARTNERS

          GROUP

                            ---------------------------------------------------------------
                                  BALANCE       TRANSFERRED        REPAID         BALANCE
                                  1.9.97        FROM CURRENT                      31.8.98
                                                  ACCOUNT
                            ---------------------------------------------------------------
                                   (pound)          (pound)         (pound)        (pound)
        -----------------------------------------------------------------------------------
        T F Wilson                                  266,455         218,925         47,530
        C Wheeler                    32,843                           6,807         26,036
        I V Oddy                     20,705         132,093          83,834         68,964
        C G C Sayer                  89,684                          47,345         42,339
        S J R Vernon                 31,101                                         31,101
        W H Bibby                    12,318                                         12,318
        M Waldouck                    2,069                                          2,069
        B V C Lamb                   12,778                                         12,778
        R Stansfield                    773                                            773
        J S Boreham                   2,333                                          2,333
                                   --------        --------         -------        -------
                                    204,604         398,548         356,911        246,241
        -----------------------------------------------------------------------------------

        PARTNERSHIP

                            ---------------------------------------------------------------
                                  BALANCE       TRANSFERRED        REPAID         BALANCE
                                  1.9.97        FROM CURRENT                      31.8.98
                                                  ACCOUNT
                            ---------------------------------------------------------------
                                   (pound)          (pound)         (pound)        (pound)
        -----------------------------------------------------------------------------------
        T F Wilson                                  221,448         196,482         24,966
        C Wheeler                    15,051                           6,807          8,244
        I V Oddy                                    132,093          83,834         48,259
        C G C Sayer                  70,208                          47,345         22,863
        S J R Vernon                 11,492                                         11,492
        W H Bibby                       527                                            527
        M Waldouck                  (1,451)                                        (1,451)
        B V C Lamb                      547                                            547
        R Stansfield                    684                                            684
                                   --------        --------         -------        -------
                                     97,058         353,541         334,468        116,131
        -----------------------------------------------------------------------------------

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)


                 GROUP                                              PARTNERSHIP
                                                                          1998             1998
                                                                       (pound)            (pound)
15     OTHER AMOUNTS FALLING DUE AFTER MORE
       THAN ONE YEAR

       Accruals                                                           97,166                 -
       Obligations under finance leases                                   46,577                 -
                                                                       ---------         ---------

                                                                         143,743                 -
                                                                       =========         =========

       Obligations under finance leases fall due as follow:
          1 - 2 years                                                     43,004                 -
          2 - 5 years                                                      3,573                 -
                                                                       ---------         ---------

                                                                          46,577                 -
                                                                       =========         =========

       Accruals fall due as follow:
          1 - 2 years                                                     97,166                 -
                                                                       =========         =========

16     DEFERRED TAXATION

       The potential amount of deferred taxation of the group is Nil (1997 -
       Nil) and of the company is Nil (1997 - Nil).

17     CAPITAL COMMITMENTS

       At 31 August 1998 there were contracts for capital expenditure entered into by the Group amounting to (pound)383,000 (1997 - (pound)Nil). The group is committed to ongoing capital investment.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

18   OPERATING LEASES

         Annual commitments under operating leases were as follows:

                                                                                      1998
                                                                             LAND AND
                                                                             BUILDINGS     OTHER
                                                                              (pound)     (pound)
       Operating leases which expire:
          Within one year                                                      755,490       9,980
          In two to five years                                                  21,775     857,355
          After five years                                                   1,779,160   1,123,540
                                                                             ---------   ---------
                                                                             2,556,425   1,990,875
                                                                             =========   =========

19   Contingent liabilities

     There were no material contingent liabilities at 31 August 1998 or 31 August 1997 other than as indicated in note 23.

20   CASH FLOW FROM OPERATING ACTIVITIES

                                                                                           1998
                                                                                          (pound)

       Operating profit is reconciled to net cash flow from operating activities as follows:
          Operating profit                                                               3,815,319
          Depreciation                                                                     191,120
          Profit on sale of tangible fixed assets                                           (3,476)
          Decrease in debtors                                                           (1,670,888)
          Increase in creditors                                                          2,311,859
          Increase in stocks                                                              (265,493)
                                                                                         ---------
          Net cash inflow from operating activities                                      4,378,441
                                                                                         =========

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

                                   (continued)

21   Analysis of changes in net funds

                                           At 1 September   CashOther     At 31 August
                                                1997          FLOW         MOVEMENTS       1998
                                              (pound)        (pound)        (pound)      (pound)

       Cash at bank and in hand              5,474,128      2,149,649             -     7,623,777
       Liquid resources                         31,667        (14,502)            -        17,165
                                             ---------      ---------       -------     ---------

                                             5,505,795      2,135,147             -     7,640,942

       Finance leases                         (192,440)       116,046       (38,214)     (114,608)
       Bank loan                            (1,100,000)                                (1,110,000)
                                             ---------      ---------       -------     ---------

                                             4,213,355      2,251,193       (38,214)    6,426,334
                                             =========      =========       =======     =========

22   RELATED PARTY TRANSACTIONS

       RWG Evans is a director of Corney & Barrow Wine Bars Limited. During the year the group supplied services to the value of (pound)40,000 to Corney & Barrow Wine Bars Limited on normal arms length terms.

       Several of the Partners are also Partners in the St Quintin Manchester Partnership, during the year St Quintin Management Services Limited, a subsidiary of the St Quintin London Partnership, charged them management fees on an arms length basis of (pound)1,184,627. At 31 August 1998 (pound)24,823 was due to the St Quintin London Partnership group from St Quintin Manchester Partnership.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                            LONDON PARTNERSHIP GROUP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998

(continued)

23   PENSION COSTS

       The group operates two pension schemes. The largest scheme, which covers the parent company and the majority of employees, is a defined benefit scheme providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the group, being invested by a fund manager.

       Contributions to the scheme are charged against profit to spread the cost of pensions over employees' working lives with the company. The contributions are determined by a qualified actuary on the basis of triennial valuations using the attained age method. The latest valuation was carried out at 1 March 1997.

       The assumptions which have the most significant effect on the results of the valuations are those relating to the rate of return on investments and the rates of increases in salaries and pensions. It was assumed that the investment return would be 9% per annum, that salary increases would average 7% per annum and that present pensions increase at 3% per annum and future pensions at a rate of 4.5%per annum.

       At the date of the latest actuarial valuation, the market value of the assets of the scheme was (pound)10,460,132 and the actuarial value of the assets was sufficient to cover 99% of the benefits that had accrued to members, after allowing for expected future increases in earnings. This deficiency would be eliminated by 1 March 2007 if contributions were at 9.6% of pensionable salaries per annum. Contributions are to be continued at a level of 14.3% of pensionable salaries per annum.

       A subsidiary undertaking also operates a pension scheme, which is a defined contribution scheme. The assets of this scheme are held separately from the company. Contributions to this scheme are charged to the profit and loss account as they become payable in accordance with the scheme rules.

       The pension charge for the year was (pound)430,935 (1997 -
       (pound)511,185).

24   POST BALANCE SHEET EVENTS

       On 29 January 1999 the group was acquired by St Quintin Holdings (an unlimited company). On 1 February 1999 St Quintin Holdings re-registered as a limited company.

       Since the year end the ultimate parent company was in negotiations with Richard Ellis Group Limited.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN

                             MANCHESTER PARTNERSHIP








                               REPORT AND ACCOUNTS

                       FOR THE YEAR ENDED 31ST AUGUST 1998




























                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP



                                      INDEX


                                31ST AUGUST 1998





--------------------------------------------------------------------------------
                                                                     Page No
--------------------------------------------------------------------------------
Approval of Accounts                                                    1
--------------------------------------------------------------------------------
Auditors Report                                                         2
--------------------------------------------------------------------------------
Balance Sheet                                                           3
--------------------------------------------------------------------------------
Profit and Loss Account                                                 4
--------------------------------------------------------------------------------
Division of Profit                                                      5
--------------------------------------------------------------------------------
Notes to the Accounts                                                   6
--------------------------------------------------------------------------------

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

                              APPROVAL OF ACCOUNTS

                       FOR THE YEAR ENDED 31ST AUGUST 1998



We approve the attached Accounts on pages 3 to 8:









R W G EVANS - Chairman



J R ARDLEY - Partner



G HALMAN - Resident Partner

















Date: 18 May 1999


                    PREPARED FOR US SEC FILING PURPOSES ONLY

                            ACCOUNTANTS' REPORT ON THE ACCOUNTS OF
                              ST QUINTIN MANCHESTER PARTNERSHIP
                              FOR THE YEAR ENDED 31 AUGUST 1998

REPORT OF THE AUDITORS TO THE PARTNERS OF ST QUINTIN

We have audited the accounts of St Quintin which are set out on pages 3 to 8. The accounts have been prepared under the accounting policies set out on page 7.

RESPECTIVE RESPONSIBILITIES

The partners are responsible for keeping the accounting records of the partnership and preparing partnership accounts on the basis set out in the partnership agreement.

It is our responsibility to report whether the 31 August 1998 accounts represent a true and fair view in accordance with the accounting policies stated and to list instances where the accounting policies are not in accordance with UK GAAP.

BASIS OF OPINION

We conducted our audit in accordance with Audit Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the partners in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of St Quintin consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements give a true and fair view of the state of the partnership's affairs as at 31 August 1998 and of its profit for the year then ended and, except for the omission of 31 August 1997 comparatives, have been properly prepared in accordance with the accounting policies stated and the partnership agreement

BDO STOY HAYWARD
Chartered Accountants
London


Date    :      18 May 1999



                           10  PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

                      BALANCE SHEET AS AT 31ST AUGUST 1998

                                 Note             1998
                                 ----             ----
                                          (pound)       (pound)
CAPITAL EMPLOYED

CURRENT ASSETS

Work in progress                                           97,942
Sundry Debtors                                          6,169,142
Cash at Bank                                               81,145
                                                         --------
                                                        6,348,229

LESS: CURRENT LIABILITIES

Sundry Creditors                          5,926,308
Current Income Tax                 2        142,930
Former Partners                    3         18,355
                                           --------
                                                        6,087,593
                                                        ---------
NET CURRENT ASSETS                               (pound)  260,636
                                                        ---------


FINANCED BY
PARTNERS' INTERESTS

Distribution Accounts              1                      260,636
                                                        ---------
                                                 (pound)  260,636
                                                        ---------

There are no material differences between the partners' interests reported above under UK GAAP to that which would be reported under US GAAP


                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

                             PROFIT AND LOSS ACCOUNT

                       FOR THE YEAR ENDED 31ST AUGUST 1998


                                                1998
                                                ----
                                       (pound)        (pound)
FEES RECEIVABLE                                       1,457,438
WORK IN PROGRESS                                         31,493

                                                     -----------
                                                      1,488,931



LESS: EXPENDITURE

   Salaries & National Insurance          40,070

   Management Charge                   1,184,627

   Travel & Car Expenses                  12,560

   Financial                              12,511
   General Expenses                        5,850
                                           ------
                                                      1,255,618
                                                      ---------
Net Profit for the year transferred to           (pound)233,313
Division of Profit (page 5)



All recognised gains and losses are included in the profit and loss account.

There are no material differences between the net profit reported above under UK GAAP to that which would be reported under US GAAP.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

             DIVISION OF PROFIT FOR THE YEAR ENDED 31ST AUGUST 1998


The Profits are divided between the Partners in accordance with the Supplemental Agreement as follows:

        ----------------------------------------------------------------------------------
                                        FIRST TRANCHE OF      REMAINDER OF       TOTAL
                                             PROFIT              PROFIT
                                       POINTS      SHARE

        M K Stephens                      20        2,718          928             3,646
        P C M Beardwood                   70        9,516        3,243            12,759
        M A Mikulin                       20        2,718          926             3,644
        J R Ardley                       100       13,595        8,463            22,058
        P Benjamin                        70        9,517        3,243            12,760
        R W G Evans                       90       12,236        6,905            19,141
        C J R Tollast                     90       12,236        6,632            18,868
        K Bramley                         60        8,157        4,695            12,852
        J M H B Kent                      55        7,477        4,599            12,076
        M H Brodtman                      90       12,236        7,452            19,688
        P E Grant                         90       12,236        3,622            15,858
        G Halman                          50        6,798        5,053            11,851
        M D Samworth                      35        4,758        4,768             9,526
        C P Lacey                         25        3,399        4,027             7,426
        P J Damesick                      15        2,039        1,378             3,417
                                         ---       ------       ------            ------
                                         880      119,636       65,934           185,570
                                         ---       ------       ------
        Work in progress movement *                                               31,493
        G Halman - First Tranche                                                  16,250
                                                                                 -------
                                                                          (pound)233,313
                                                                                 -------
        ----------------------------------------------------------------------------------

        * Work in progress has been accounted for in order to comply with SSAP
        9. Work in progress movements are not distributed to the partners until they are realised.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

            NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998


1.      PARTNERS' DISTRIBUTION ACCOUNTS

                             ---------------------------------------------------------------------
                              BALANCE    SHARE OF    INCOME      DRAWINGS      TRANS-     BALANCE
                              1.9.97      PROFIT       TAX                     FERRED     31.8.98
                                                     1998/99                     TO
                                                      (SEE                     FORMER
                                                     NOTE 2)                  PARTNERS
                             ---------------------------------------------------------------------
                               (pound)     (pound)    (pound)      (pound)    (pound)      (pound)
--------------------------------------------------------------------------------------------------
T F Wilson                      20,032           -          -            -     20,032           -
M K Stephens                    13,068       3,646      1,458        8,530                  6,726
P C M Beardwood                 14,911      12,759      5,104       10,703                 11,863
M A Mikulin                     10,496       3,644      1,458        6,935                  5,747
J R Ardley                      22,182      22,058      8,823       17,401                 18,016
P Benjamin                      14,966      12,760      5,104       10,488                 12,134
R W G Evans                     17,235      19,141      7,656       12,757                 15,963
C J R Tollast                   15,308      18,868      7,547       11,811                 14,818
K Bramley                       11,565      12,852      5,141        8,688                 10,588
J M H B Kent                     9,932      12,076      4,830        7,613                  9,565
M H Brodtman                    15,075      19,688      7,875       12,813                 14,075
P E Grant                       14,103      15,858      6,343       11,841                 11,777
G Halman (see note)             19,060      28,101     11,240       16,645                 19,276
M D Samworth                     4,804       9,526      3,810        4,880                  5,640
C P Lacey                            -       7,426      2,970            -                  4,456
P J Damesick                         -       3,417      1,367            -                  2,050

Work in progress movements*     66,449      31,493          -            -                 97,942
--------------------------------------------------------------------------------------------------
                               269,186     233,313     80,726      141,105     20,032     260,636
--------------------------------------------------------------------------------------------------

Note:   G Halman's profit share is inclusive of his salary.

* Work in progress has been accounted for in order to comply with SSAP 9. Work in progress movements are not distributed to the partners until they are realised.

2.      TAXATION

        The income tax provided for 1998-99 is that due on the profits for the year ended 31 August 1998 - current year basis. Whilst the liability attaches to the individual partners, and is not a joint and several liability of all of them, the total sum has been deducted from the respective shares of profit in accordance with Clause 11 (7) of the Partnership Deed, and the liability will be paid by the firm.

        The amount charged is shown in the third column in note (1) above. The balance includes (pound)62,204 which remains unpaid in respect of 1997/98.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

       NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998 (CONTD.)

3.     FORMER PARTNERS

        -------------------------------------------------------------------------------
                                   BALANCE     TRANSFERRED     REPAID         BALANCE
                                   1.9.97     FROM CURRENT                    31.8.98
                                                 ACCOUNT
        S J R Vernon                  485                                         485
        C Wheeler                   2,183                                       2,183
        I V Oddy                    2,667                                       2,667
        P R Stansfield              3,323                                       3,323
        C G C Sayer                 4,568                                       4,568
        T F Wilson                      -        20,032         14,903          5,129
                                   ------        ------         ------         ------
                                   13,226        20,032         14,903         18,355
                                   ------        ------         ------         ------
        -------------------------------------------------------------------------------

4.      ACCOUNTING POLICIES

        The accounts have been prepared under the historical cost convention and follow generally accepted accounting principles. The principal accounting policies are:-

        Income
        Income is recognised on a fees rendered basis.

        Investments
        Investments are carried at their historical cost value.

        Interest
        Interest is accounted for on a receivable basis.

        Taxation
        Taxation is provided for in full for each partner's share of partnership profits at the appropriate rate of Income Tax.

        Work in progress
        Work in progress is valued at the lower of cost and net realisable value. Cost comprises staff salary costs and direct expenses together with an appropriate proportion of overheads. Net realisable value is based on estimated selling price less further costs to completion.

                    PREPARED FOR US SEC FILING PURPOSES ONLY

                                   ST QUINTIN
                             MANCHESTER PARTNERSHIP

       NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31ST AUGUST 1998 (CONTD.)


5.      RELATED PARTY TRANSACTIONS

        During the year, management fees of (pound)1,184,627 were charged by St Quintin Management Services Limited under normal trading terms. At 31 August 1998 (pound)5,872,879 was owed to St Quintin Management Services Limited and (pound)5,854,776 was due from St Quintin London Partnership.

(b) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INSIGNIA FINANCIAL GROUP, INC.


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         On March 5, 1999, Insignia Financial Group, Inc. (the "Company" or "Insignia") acquired all of the outstanding share capital of St. Quintin Holdings Limited ("St. Quintin"), a real estate services firm located in the United Kingdom, from their existing shareholders. St. Quintin, which has offices in London, Manchester, Leeds, and Jersey, has been merged with Insignia's existing U.K. subsidiary, Richard Ellis Group Limited ("REGL"), to form Richard Ellis St. Quintin.

         The base purchase price paid for St. Quintin was approximately $32 million. Additional purchase consideration of approximately $12 million is contingent on the future performance of St. Quintin. The purchase was funded with borrowings of $24.3 million under the Company's revolving credit facility (arranged by First Union National Bank and Lehman Brothers involving a syndicate of nine national and international financial institutions), the issuance of 305,981 shares of Common Stock of the Company and options to purchase 611,962 shares of the Company's Common Stock.

         The following Pro Forma Condensed Consolidated Statements of Income for the three months ended March 31, 1999 and for the year ended December 31, 1998, give effect to the acquisition of St. Quintin and related borrowings under the Company's revolving credit facility, as if effected at January 1, 1998.

         The pro forma statements have been prepared by management of the Company and are based on the historical financial statements of Insignia and St. Quintin, giving effect to the transaction under the purchase method of accounting and to the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income. These pro forma statements may not be indicative of the actual results that may have occurred if the combination had been in effect on the dates indicated or which may be experienced in the future. The pro forma statements should be read in conjunction with the financial statements and corresponding footnote disclosures of Insignia included on Form 10-K and Form 10-Q filed with the Securities Exchange Commission on March 31, 1999 and May 14, 1999, respectively, and of the St. Quintin partnerships included elsewhere herein.

INSIGNIA FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 1999 (In thousands, except per share data)

                                                                                        Pro Forma
                                                                       Pro Forma       Statement of
                                          Insignia     St. Quintin    Adjustments         Income
                                          --------     -----------    -----------         ------
REVENUES:
  Real estate services                    $114,264       $  6,281       $     --         $120,545

  Property operations                          387             --             --              387
  Interest                                   1,127             78            (78)(a)        1,127
  Other                                         --            ---             --               --
                                          --------       --------       --------         --------
                                           115,778          6,359            (78)         122,059
                                          --------       --------       --------         --------
COSTS AND EXPENSES:
  Real estate services                     110,496          8,450         (2,974)(b)      115,972
  Property operations                          114             --             --              114
  Administrative                             1,884             --             --            1,884
  Interest                                     883             11            248 (c)        1,142
  Property interest                            116             --             --              116
  Depreciation                               1,107             91             --            1,198
  Property depreciation                         66             --             --               66
  Amortization of intangibles                5,251             --            215 (d)        5,466
  Merger related expenses                    5,533             --             --            5,533
                                          --------       --------       --------         --------
                                           125,450          8,552         (2,511)         131,491
                                          --------       --------       --------         --------
                                            (9,672)        (2,193)         2,433           (9,432)

Equity earnings in real estate ventures      1,562             --             --            1,562
Minority interests                              --             --             --               --
                                          --------       --------       --------         --------

(LOSS) INCOME BEFORE INCOME TAXES           (8,110)        (2,193)         2,433           (7,870)

(Benefit) Provision for income taxes        (3,004)            --            104 (e)       (2,900)
                                          --------       --------       --------         --------

NET (LOSS)  INCOME                        $ (5,106)      $ (2,193)      $  2,329         $ (4,970)
                                          ========       ========       ========         ========

Per share amount - assuming dilution      $  (0.24)                                      $  (0.23)
                                          ========                                       ========

Weighted average common shares and
  assumed conversions                       21,542                           218 (f)       21,760
                                          ========                      ========         ========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

INSIGNIA FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1998
(In thousands, except per share data)

                                                                                        Pro Forma
                                                                         Pro Forma      Statement
                                            Insignia     St. Quintin     Adjustments    of Income
                                            --------     -----------     -----------    ---------
REVENUES:
  Real estate services                      $507,351       $ 40,035       $     --       $547,386

  Interest                                     3,196            789           (789)(a)      3,196
  Other                                          233            366                           599
                                            --------       --------       --------       --------
                                             510,780         41,190           (789)       551,181
                                            --------       --------       --------       --------

COSTS AND EXPENSES:
  Real estate services                       451,774         32,979            761 (b)    485,514
  Administrative                               7,232             --             --          7,232
  Interest                                     1,378             23          1,532 (c)      2,933
  Depreciation                                 3,090            318             --          3,408
  Amortization of intangibles                 19,453             --          1,287 (d)     20,740
  Provision for loss on subsidiary             2,300             --             --          2,300
                                            --------       --------       --------       --------
                                             485,227         33,320          3,580        522,127
                                            --------       --------       --------       --------
                                              25,553          7,870         (4,369)        29,054

Equity losses in real estate ventures         (1,896)            --             --         (1,896)
Minority interests                               371             --             --            371
                                            --------       --------       --------       --------

INCOME(LOSS) BEFORE INCOME TAXES              24,028          7,870         (4,369)        27,529

  Provision for income taxes                  12,975            366            893 (e)     14,234
                                            --------       --------       --------       --------

NET INCOME (LOSS)                           $ 11,053       $  7,504       $ (5,262)      $ 13,295
                                            ========       ========       ========       ========

Per share amount - assuming dilution        $   0.50                                     $   0.59
                                            ========                                     ========
Weighted average  common shares and
  Assumed conversions                         21,993                           612 (f)     22,605
                                            ========                      ========       ========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

INSIGNIA FINANCIAL GROUP, INC.
ST. QUINTIN HOLDINGS LIMITED CONDENSED CONSOLIDATING STATEMENT OF INCOME FOR THE YEAR ENDED AUGUST 31, 1998
(In thousands)

                                   St. Quintin
                                      London          St. Quintin
                                   Partnership        Manchester                           St. Quintin     St. Quintin
                                      Group           Partnership      Elimination's      Total (pound)      Total $
                                      -----           -----------      -------------      -------------      -------
REVENUES:
  Real estate services             (pound)23,754     (pound) 1,489     (pound)(1,185)    (pound)24,058       $40,035
  Interest                                   474                --                --               474           789
  Other                                      220                --                --               220           366
                                   -------------     -------------     -------------     -------------       -------
                                          24,448             1,489            (1,185)           24,752        41,190
                                   -------------     -------------     -------------     -------------       -------

COSTS AND EXPENSES
  Real estate services                    19,747             1,256            (1,185)           19,818        32,979
  Administrative                              --                --                --
  Interest                                    14                --                --                14            23
  Depreciation                               191                --                --               191           318
  Amortization of intangibles                 --                --                --
                                   -------------     -------------     -------------     -------------       -------
                                          19,952            (1,185)           (1,185)           20,023        33,320
                                   -------------     -------------     -------------     -------------       -------

INCOME BEFORE INCOME TAXES                 4,496               233                --             4,729         7,870

  Provision for income taxes                 220                --                --               220           366
                                   -------------     -------------     -------------     -------------       -------

NET INCOME                         (pound) 4,276     (pound)   233     (pound)    --     (pound) 4,509       $ 7,504
                                   =============     =============     =============     =============       =======

NOTE: The operating results have been translated from British Pounds at an exchange rate of $1.6641.

INSIGNIA FINANCIAL GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                                     Income Increase (Decrease)
                                                                                     --------------------------
                                                                                   Three Months            Year
                                                                                      Ended               Ended
                                                                                  March 31, 1999    December 31, 1998
                                                                                  --------------    -----------------
                                                                                            (In thousands)
PRO FORMA ADJUSTMENTS
REVENUES
(a) St.  Quintin  distributed  all  cash  to its  owners  pursuant  to the
purchase  agreement.  The elimination of interest income is reflected as a          $    (78)            $   (789)
pro forma adjustment
COSTS AND EXPENSES
(b) Reduction (increase) in real estate services expenses: As part of the St.
    Quintin acquisition, an office lease is not to be used and is being
     sublet. The applicable rent is removed from real estate services expense            357                1,490
    St. Quintin operated as a partnership. A pro forma adjustment is
     made to reflect partners salaries on the terms entered into at the                 (163)              (1,436)
     time of the acquisition
    The St. Quintin bonus plan was modified on the acquisition  date to be consistent with the existing REGL bonus plan. A pro forma
     adjustment is made to adjust to the bonus amount as calculated in                 2,780                 (815)
     accordance with this modification
                                                                                    --------             --------
                                                                                       2,974                 (761)
                                                                                    --------             --------
(c) Represents (increase) decrease in interest expense: Represents the pro forma adjustment for interest expense from $24.3
     million in borrowings on the Company's revolving credit facility (6% per annum - a 1/8 of a percent variance in interest rates would result in a change in pro forma interest of approximately $5,000 and
     $30,000 for the periods  ended March 31, 1999 and  December 31, 1998,              (243)              (1,458)
     respectively)
    Interest expense on the present value obligation for the office lease described in (b) above is reflected as a pro forma adjustment using
     a 9% present value discount rate in calculating the liabilities                     (16)                 (97)
    Represents the pro forma  adjustment to eliminate  interest expense of
     St. Quintin debt retired as a condition to the acquisition                           11                   23
                                                                                    --------             --------
                                                                                        (248)              (1,532)
                                                                                    --------             --------
(d) Represents amortization of purchase price allocated to goodwill (25 yr.)            (215)              (1,287)
                                                                                    --------             --------
     Total cost and expense effect                                                     2,511               (3,580)
                                                                                    --------             --------
(e) Income tax effect                                                                   (104)                (893)
                                                                                    ========             ========
      Adjustment to net income                                                      $  2,329             $ (5,262)
                                                                                    ========             ========
SHARE DATA
(f) Weighted average common shares and assumed conversions: Issuance of 305,981 shares of Insignia Common Stock in connection
     with the St. Quintin acquisition                                                    218                  306
    Potential assumed conversions, with respect to assumed options to purchase
     611,962 shares of Insignia Common Stock in connection with
     the St. Quintin acquisitions                                                         --                  306
                                                                                    --------             --------
                                                                                         218                  612
                                                                                    ========             ========

NOTE 1

    The financial statements of St. Quintin have been translated using the following exchange rates: $1.6194 for the statement of income for the three months ended March 31, 1999 and $1.6641 for the statement of income for the year ended December 31, 1998. These exchange rates have been determined based on the estimated average rate for each period.

NOTE 2

    The acquisition and subsequent merger of St. Quintin with REGL is expected to achieve significant operating synergies due primarily to accommodation savings from subleased excess office space of REGL, in conjunction with, the elimination of duplicated overhead costs. These synergies, which are not reflected in the pro forma results presented, are estimated to approximate more than $3 million annually.

(c) EXHIBITS
INSIGNIA FINANCIAL GROUP, INC.

23.1 Consent of Independent Chartered Accountants

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use of our report dated 18 May, 1999 relating to the financial statements of the St. Quintin Manchester Partnership as at and for the year ended 31 August, 1998, included in the Form 8-K/A of Insignia Financial Group, Inc. dated 19 May, 1999.


BDO Stoy Hayward
Chartered Accountants and Registered Auditors
London, U.K.

May 18, 1999



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use of our report dated 18 May, 1999 relating to the financial statements of the St. Quintin London Partnership Group as at and for the year ended 31 August, 1998, included in the Form 8-K/A of Insignia Financial Group, Inc. dated 19 May, 1999.


BDO Stoy Hayward
Chartered Accountants and Registered Auditors
London, U.K.

May 18, 1999